SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 13, 2003

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

SIGNATURES
EX-99.1 Press Release

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated November 13, 2003

Item 12. Results of Operations and Financial Condition.

Today, Rural Cellular Corporation (“the Company”) issued a press release containing information regarding its results of operations for the three and nine months ended September 30, 2003, and its financial condition as of September 30, 2003.

On November 14, 2003 at 8:00 AM CT, a teleconference will be held to discuss RCC’s third quarter performance and other financial matters. To participate in the call, please dial (800) 619-6567, give the operator your name, and identify Richard Ekstrand as the call leader and RCCC as the pass code. To access a replay of this call through November 20, 2003, dial (888) 433-2213. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

In addition to the financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the press release contains Non-GAAP financial measures (as determined under the SEC Regulation G). Management believes that these Non-GAAP financial measures provide an important perspective on the Company’s operating results and the Company’s ability to service its long-term obligations, to fund continuing growth, and to continue as a going concern. The Company’s earnings release contains a reconciliation of all Non-GAAP financial measures to the most directly comparable GAAP financial measures.

The foregoing information is provided pursuant to Item 12. “Results of Operations and Financial Condition,” on Form 8-K. The information in this report shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand Richard P. Ekstrand President and Chief Executive Officer

Date: November 13, 2003